Exhibit 10.18

FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT (“Amendment”) is made and entered into this 30th day of June, 2022,  by and between PARKERS LAKE MEDTECH LLC, a Minnesota limited liability company (“Landlord”), and SILK ROAD MEDICAL, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated as of May 10, 2021 (the “Original Lease”), for the lease of certain premises consisting of approximately 63,118 rentable square feet and commonly referred to as Suite 1 in the Building located at 14755 27th Avenue, in the City of Plymouth, State of Minnesota  (the “Original Premises”).

B. Tenant has validly exercised its Right of First Refusal in accordance with Section 1.7 of the Original Lease.

C. Landlord and Tenant desire to amend and to modify the Original Lease, effective as of July 1, 2022 (the “Effective Date”) as set forth in this Amendment to incorporate the ROFR Space into the Premises and to reflect changes in the size of the Premises, Term, Base Rent, Rent Abatement, and any other mutually agreed upon terms due to the addition of the ROFR Space.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge the Landlord and Tenant agree as follows:

1. Recitals True.  The recitals set forth above are agreed to be correct and are incorporated herein.  All capitalized terms used and not otherwise defined in this Amendment, but defined in the Original Lease, shall have the meaning set forth in the Original Lease.

2. Definitions. Capitalized terms used in this Amendment shall have the same meaning ascribed to such capitalized terms in the Original Lease, unless otherwise provided for herein.
3. ROFR Space. For purposes of the Original Lease as amended by this Amendment, Landlord and Tenant acknowledge and agree that the ROFR Space consists of approximately 18,783 rentable square feet.

4. Tenant’s Exercise of Right of First Refusal.  Landlord and Tenant acknowledge and agree that Tenant validly exercised its Right of First Refusal with respect to the ROFR Space in accordance with Section 1.7 of the Original Lease.  In accordance with the foregoing and as memorialized by this Amendment, Tenant has no further right of first refusal pursuant to the Original Lease. In accordance with the terms of this Amendment, Tenant accepts the ROFR Space in its “As-Is” and “Where-Is” condition.  Notwithstanding anything to the contrary in the Original

Lease, Landlord shall have no obligation to provide Tenant with any improvement allowance or make improvements or alterations to the ROFR Space.

5. Premises.    Notwithstanding anything to the contrary specified in the Original Lease, from and after the Effective Date, the “Premises” shall consist of (i) the Original Premises, plus (ii)  the ROFR Space, for an aggregate square footage equal to approximately 81,901 rentable square feet as further depicted in Exhibit A.  In accordance therewith, on the Effective Date Exhibit A of the Original Lease is hereby deleted in its entirety and is hereby replaced with Exhibit A attached hereto.

6. Term.  Notwithstanding anything to the contrary specified in the Original Lease, the Term of the Original Lease shall be extended through November 30, 2029, unless sooner terminated or extended as provided in accordance with the Original Lease.

7. Rent; Rent Abatement.

Commencing on the Effective Date and notwithstanding anything to the contrary specified in the Original Lease, Tenant shall pay to Landlord Base Rent for the Premises in accordance with the table below.

Period	Total Square Footage of Premises	Cost Per Square Foot	Periodic Base Rent	Monthly Base Rent
June 1, 2022 – May 31, 2023	81,901	$13.33	$1,091,740.33	$90,978.36
June 1, 2023 – May 31, 2024	81,901	$13.66	$1,118,767.66	$93,230.64
June 1, 2024 – March 31, 2025	81,901	$14.00	$1,146,614.00	$95,551.17
April 1, 2025 – May 31, 2025	81,901	$14.00	$1,146,614.00	$95,551.17
June 1, 2025 – May 31, 2026	81,901	$14.35	$1,175,279.35	$97,939.95
June 1, 2026 – May 31, 2027	81,901	$14.71	$1,204,763.71	$100,396.98
June 1, 2027 – May 31, 2028	81,901	$15.08	$1,235,067.08	$102,922.26
June 1, 2028 – May 31, 2029	81,901	$15.45	$1,265,370.45	$105,447.54
June 1, 2029 – November 30, 2029	81,901	$15.84	$648,655.92	$108,109.321

Rent Abatement.  As reflected in the Base Rent table in Section 5(a) above and notwithstanding anything to the contrary specified in the Original Lease, Tenant shall receive rent abatement as follows:

Base Rent Abatement.  Base Rent for the ROFR Space shall be abated in its entirety from the Effective Date through March 31, 2025 as reflected in the table below.

Period	Total Square Footage of Premises	Cost Per Square Foot	Periodic Base Rent Abatement	Monthly Base Rent Abatement
June 1, 2022 – May 31, 2023	18,783	$13.33	$250,377.39	$20,864.78
June 1, 2023 – May 31, 2024	18,783	$13.66	$256,575.78	$21,381.32
June 1, 2024 – March 31, 2025	18,783	$14.00	$219,135.00	$21,913.50

In accordance with the foregoing table, Tenant’s monthly Base Rent obligations for the Premises shall be reduced by the Monthly Base Rent Abatement amount.  Notwithstanding the foregoing or anything to the contrary specified in the Original Lease or herein, Tenant’s obligation to otherwise pay Base Rent under the Original Lease and as to the Original Premises shall not be affected.

Additional Rent Abatement.  Additional Rent for the ROFR Space shall be abated in its entirety from the Effective Date through January 28, 2023.  Tenant’s obligation to otherwise pay Additional Rent under the Original Lease and as to the Original Premises shall not be affected.

Tenant’s Pro Rata Share.  Notwithstanding anything to the contrary specified in the Original Lease, from and after the Effective Date, “Tenant’s Pro Rata Share” shall be 100% of the Building.

8. Parking.  Notwithstanding anything to the contrary specified in the Original Lease, commencing on the Effective Date, Tenant shall be entitled to the free and exclusive use of all parking at the Project (for a total of 160 parking spaces) as depicted in Exhibit E-1 of the Original Lease.

9. Miscellaneous.

All Other Lease Terms in Effect.  Except to the extent the Original Lease is modified by this Amendment, all other terms and conditions of the Original Lease will continue in full force and effect.  In the event of a conflict between the terms of the Original Lease and the terms of this Amendment, the terms of this Amendment shall prevail.

Entire Agreement.  This Amendment represents the entire agreement of Landlord and Tenant with respect to the subject matter hereof, and the terms hereof shall not be amended or changed by any oral representation or agreement.  To be effective, any amendments to the Original Lease shall be in writing and shall be executed by both parties hereto.

Counterparts.  This Amendment may be executed electronically and in any number of counterparts, each of which constitutes an original and all of which, when taken together, shall constitute one and the same agreement. Further, electronic copies of the executed copies of this Amendment may be delivered to the parties by facsimile transmission or email (including as an attachment in .PDF format) and, upon receipt, shall constitute originals and binding upon the parties hereto.

Authority.  Each signatory of this Amendment represents that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

[signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Amendment, as of the day and year first above written.

TENANT:

SILK ROAD MEDICAL, INC.,
a Delaware corporation

By:	/s/ Lucas Buchanan
Name:	Lucas Buchanan
Title:	CFO & COO
Date:	7/6/2022

LANDLORD:

PARKERS LAKE MEDTECH LLC,
a Minnesota limited liability company
By: Parkers Lake Managing Member LLC

By:	/s/ Brad Heitzinger
Name:	Brad Heitzinger
Title:	Manager
Date:	7/6/2022

EXHIBIT A

FLOOR PLANS